EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Stepan Company, a Delaware corporation (the “Registrant”), does hereby constitute and appoint each of F. Quinn Stepan, Jr., James E. Hurlbutt, H. Edward Wynn and Kathleen O. Sherlock, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a post-effective amendment to the Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of Common Stock of the Registrant issuable in connection with the Registrant’s 2006 Incentive Compensation Plan, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement, and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 19th day of February, 2013.

/s/ F. Quinn Stepan
F. Quinn Stepan

/s/ F. Quinn Stepan, Jr.
F. Quinn Stepan, Jr.

/s/ James E. Hurlbutt
James E. Hurlbutt

/s/ Michael R. Boyce
Michael R. Boyce

/s/ Randall S. Dearth
Randall S. Dearth

/s/ Joaquin Delgado
Joaquin Delgado

/s/ Gregory E. Lawton
Gregory E. Lawton

/s/ Edward J. Wehmer
Edward J. Wehmer